377 Putnam Discovery Growth Fund
6/30/03 Semiannual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		0
Class B		0
Class C		0

72DD2	(000s omitted)

Class M		0
Class Y		0

73A1

Class A		0.00
Class B		0.00
Class C		0.00

73A2

Class M		0.00
Class Y		0.00

74U1	(000s omitted)

Class A		59,131
Class B		47,747
Class C		5,468

74U2	(000s omitted)

Class M		3,374
Class Y		1,293

74V1

Class A		14.05
Class B		13.18
Class C		13.60

74V2

Class M		13.49
Class Y		14.09